Rev3                         ROYALTY AGREEMENT

  THIS AGREEMENT (the "Agreement"), made as of this 15th day of June, 1995, by and between VISTA VISION SCANDINAVIA AB, a company organized under the laws of Sweden having a place of business c/o Clemens Wallens Ostlund Advokater AB, Vasterlanggatan 27, 111 29 Stockholm, Sweden (herein called "VVScandinavia") and the holders of record ("Beneficiaries") of those certain 12% Convertible Promissory Notes ("Vista Notes") issued by VISTA TECHNOLOGIES INC., a corporation of the State of Nevada, United States of America, (herein called "Vista-Parent"). For purposes of identification, the Vista Notes are secured by a pledge of 51% of the issued share capital of VVScandinavia.

                             R E C I T A L S :

  WHEREAS, Vista-Parent through its wholly-owned subsidiary ConVista
Vision BV, a company organized under the laws of The Netherlands, indirectly is the beneficial owner of all of the issued share capital of VVScandinavia; and

  WHEREAS, VVScandinavia has received a conditional shareholder contribution from Vista-Parent equal to $277,777 in U.S. funds, the original proceeds of the Notes, for the purpose of satisfying certian obligations to Semera A.B. incurred in connection with the purchase by VVScandinavia of the assets of the Klara Clinic in June 1994; and

  WHEREAS, in consideration of such conditional shareholder contribution, and to induce the Beneficiaries to invest in Vista Notes issued by Vista-Parent, VVScandinavia has agreed to execute and deliver this Royalty Agreement for the benefit of the Beneficiaries, all with the consent of Vista-Parent;

  NOW, THEREFORE, in consideration of the premises and covenants and agreements contained herein, the parties hereto agree as follows:


1.      CERTAIN DEFINITIONS

  The following terms used in this Agreement shall be defined as follows:

  "Term of this Agreement" shall be a term commencing on June 1, 1995 and expiring on May 31, 1998.

  "Performance Year" shall mean a year of twelve months starting on June 1 and ending on May 31 of the following year.

  "VVScandinavia Centers" shall mean the two (2) existing VVScandinavia surgical centers in Stockholm and Malmoe, Sweden.

  "PRK Procedure" shall mean each photorefractive keratectomy or other laser surgical procedure to correct vision disorders for an eye performed by VVScandinavia at its VVScandinavia Centers that generates revenues at standard
rates to VVScandinavia.   Surgical

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procedures performed without charge for educational, promotional or other purposes not generating revenues to VVScandinavia shall not be considered a PRK Procedure for the purposes of this Agreement.

  "Incremental PRK Procedure(s)" shall mean PRK Procedures performed at the VVScandinavia Centers during each of the three Performance Years ended May 31, 1996, May 31, 1997 and May 31, 1998, respectively, as follows:

  ** For the Performance Year ended May 31, 1996, Incremental PRK Procedures shall mean the number of such PRK Procedures in excess of the first eight hundred (800) such PRK Procedures for such Performance Year;

  ** For the Performance Year ended May 31, 1997, Incremental PRK Procedures shall mean the number of such PRK Procedures in excess of the number of PRK Procedures performed at the VVScandinavia Centers during the prior Performance Year ended May 31, 1996; and

  ** For the Performance Year ended May 31, 1998, Incremental PRK Procedures shall mean the number of such PRK Procedures in excess of the number of PRK Procedures performed at the VVScandinavia Centers during the prior Performance Year ended May 31, 1997.

  "Gross Royalties" during each Performance Year in the Term of this Agreement shall mean $100 per Incremental PRK Procedure for such Performance Year.

  "Beneficiary Proportionate Share", as applied to each of the Beneficiaries, shall mean a percentage which represents the principal amount of Vista Notes held by such Beneficiary of the aggregate original principal amount of all the Vista Notes.


2.      ROYALTY PAYMENTS AND ACCOUNTING

  VVScandinavia shall pay earned royalties to the Beneficiaries during the Term of this Agreement calculated and payable as follows:

  2.1. At the end of each Performance Year during the Term of this Agreement, VVScandinavia shall calculate the total number of PRK Procedures performed at VVScandinavia Centers during such Performance Year and the Incremental PRK Procedures for such Performance Year in accordance with the definitions contained in this Agreement. The Gross Royalties for such Performance Year shall then be calculated by multiplying the number of Incremental PRK Procedures by $100 U.S. funds. The Gross Royalties for such Performance Year shall then be allocated and paid to the Beneficiaries within forty-five (45) days after the end of such Performance Year during the Term of this Agreement in accordance with each Beneficiary Proportionate Share of the Gross Royalties.


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  2.2.  All Gross Royalties payments to the Beneficiaries under this
Agreement shall be paid, at the option of VVScandinavia, in either United States currency or in currency of the Republic of Sweden converted from United States dollars at the rate of exchange in effect on the last day of the Performance Year for which the Gross Royalties were earned. Any taxes required to be withheld by law from royalty payments shall be withheld by VVScandinavia and paid to the appropriate authority, and VVScandinavia shall furnish each of the Beneficiaries with a written statement of such taxes and evidence of payment, and any other information necessary for the Beneficiaries to claim appropriate tax credits for such payments.

  2.3. VVScandinavia agrees to keep separate and accurate records showing the number of PRK Procedures performed at each of the VVScandinavia Centers during the Term of this Agreement. Each of the Beneficiaries and their duly authorized representatives shall have the right to inspect such records during reasonable business hours after the end of each Performance Year during the Term of this Agreement.

  2.4. VVScandinavia shall, within thirty (30) days after the close of each Performance Year during the Term of this Agreement, furnish to the Beneficiaries a written report showing with accuracy and detail the number of PRK Procedures performed at each of the VVScandinavia Centers during the last Performance Year, together with a calculation of the Gross Royalties payable hereunder for the period covered by such report.


3.      REPRESENTATIONS AND WARRANTIES OF VVSCANDINAVIA

  VVScandinavia represents and warrants to the Beneficiaries as follows:

  3.1. VVScandinavia is duly organized and validly existing as a company in good standing under the laws of Sweden with corporate power to enter into this Agreement and to conduct its business as presently conducted.

  3.2. This Agreement has been duly authorized, executed and delivered by VVScandinavia and is a valid and binding agreement enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application to or affecting creditors' rights generally. VVScandinavia has full power and authority necessary to enter into this Agreement and to perform its obligations hereunder.

  3.3. VVScandinavia has been advised that 51% of its issued share capital has been pledged as collateral by ConVista Vision BV to secure the obligations of Vista-Parent under the Vista Notes. VVScandinavia represents and warrants that ConVista Vision is the registered owned of all of the issued and outstanding share capital in VVScandinavia, and VVScandinavia has no reason to believe that the pledge of 51% of VVScandinavia's issued share capital as collateral to secure the Vista Notes is not a valid and binding agreement enforceable in accordance with its terms against ConVista Vision BV.



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  3.4.  The execution and delivery of this Agreement, the consummation of the transactions contemplated herein, and the pledge of 51% of VVScandinavia's issued share capital as collateral to secure the Vista Notes, do not and will not conflict with or result in a breach by VVScandinavia of any of the terms or provisions of, or constitute a default under, its charter documents, its by-laws, any action of its directors or stockholders, or any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation or any applicable decree, judgment or order of any court, regulatory body, administrative agency or other governmental body having jurisdiction over VVScandinavia or any of its properties or assets.


  4.    OTHER PROVISIONS.

  4.1.  NOTICE.   Any notice required or permitted herein shall be in
writing and shall be delivered in person or sent by commercial overnight courier (such as DHL Express, Federal Express, etc.) with written verification of receipt or by facsimile telecopy. All notices to VVScandinavia shall be given to VVScandinavia at the address of its Klara PRK Surgical Center in Stockholm, Sweden, and all notices to Beneficiaries shall be given to their last known address. Any party may change its address for receiving notice given by written notice given to the others named above in the manner provided by this Section.

  4.2. APPLICABLE LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of Sweden, and without regard to principles of conflicts of law.

  4.3.  BINDING ARBITRATION AND VENUE; COSTS AND FEES.    Any dispute
arising out of or relating to this Agreement and the payment of Gross Royalties hereunder, or to the breach of this Agreement, shall be resolved by binding arbitration in Stockholm, Sweden. The parties shall appoint an independent public accountant that does not perform other services for any of the parties to resolve such dispute. Fees and expenses of the arbitrator shall be paid or reimbursed by the party losing such dispute.

  4.4.  SUCCESSORS AND ASSIGNS; NO VOLUNTARY ASSIGNMENT.    This Agreement
shall bind and inure to the benefit of the parties named herein and their respective successors and assigns. No Beneficiary of this Agreement shall be entitled to assign its rights under this Agreement without the prior written consent of VVScandinavia, which consent shall not be unreasonably withheld.

  4.5.  ENTIRE AGREEMENT; MODIFICATION.   This Agreement contains the
entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior arrangements or understandings, written or oral, among the parties with respect thereto. This Agreement shall not be modified except by an instrument in writing signed by duly authorized representatives of each party.




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  4.6.  CAPTIONS.  The captions appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

  IN WITNESS WHEREOF, this Royalty Agreement has been executed by VVScandinavia as of the day and year first written above.

                          VISTA VISION SCANDINAVIA A.B.


                          By: ________________________


                          Title: _______________________


BENEFICIARIES (to be listed after all Vista Notes have been issued and sold):

Name and Address of Beneficiary Beneficiary Proportionate Share
------------------------------- -------------------------------

G. Lennart Perhagen             177,777 of 277,777, or 64%

Quintillion B.V.                      100,000 of 277,777, or 36%







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